Exhibit 99.1

CVR Energy Reports Third Quarter 2018 Results
And Announces Cash Dividend of 75 Cents

SUGAR LAND, Texas (Oct 24, 2018) - CVR Energy, Inc. (NYSE: CVI) today announced net income of $90 million, or 94 cents per diluted share, on net sales of $1,935 million for the third quarter of 2018, compared to net income of $22 million, or 26 cents per diluted share, on net sales of $1,454 million for the 2017 third quarter. Third quarter 2018 adjusted EBITDA was $172 million, compared to third quarter 2017 adjusted EBITDA of $91 million.

For the first nine months of 2018, net income was $207 million, or $2.31 per diluted share, on net sales of $5,386 million, compared to net income of $34 million, or 39 cents per diluted share, on net sales of $4,395 million for the same period a year earlier. Adjusted EBITDA for the first nine months of 2018 was $361 million, compared to adjusted EBITDA of $209 million for the first nine months of 2017.

“CVR Refining reported solid results for the 2018 third quarter, attributable to stronger crack spreads, reduced Renewable Identification Number (RIN) costs and increased internal RIN generation, wide crude oil differentials and reliable operations,” said Dave Lamp, CVR Energy’s Chief Executive Officer. “Looking forward, CVR Refining will remain focused on safe and reliable operations while taking advantage of favorable product margins and crude oil spreads.”

“CVR Partners posted strong operating performance and improved fertilizer netbacks at both its Coffeyville, Kansas, and East Dubuque, Illinois, fertilizer facilities during the 2018 third quarter,” Lamp said. “Market conditions have continued to improve since summer and global demand for nitrogen fertilizer is strong. In addition, product pricing for the late fall of 2018 has increased by approximately 25 percent from the summer fill season and we’re seeing continued pricing strength into the first quarter of 2019.”

Petroleum Business

The petroleum business, which is operated by CVR Refining and includes the Coffeyville and Wynnewood refineries, reported third quarter 2018 operating income of $176 million on net sales of $1,857 million, compared to operating income of $99 million on net sales of $1,386 million in the third quarter of 2017.

Refining margin adjusted for FIFO impact per combined total throughput, a non-GAAP financial measure, was $15.41 in the 2018 third quarter, compared to $13.05 during the same period in 2017. Direct operating expenses (exclusive of depreciation and amortization), excluding major scheduled turnaround expenses, per combined total throughput, for the 2018 third quarter were $4.17, compared to $5.02 in the third quarter of 2017.

Third quarter 2018 combined total throughput was approximately 219,000 barrels per day (bpd), compared to approximately 214,000 bpd of combined total throughput for the third quarter of 2017.

Nitrogen Fertilizers Business

The fertilizer business, which is operated by CVR Partners and includes the Coffeyville and East Dubuque fertilizer facilities, reported operating income of $3 million on net sales of $80 million for the third quarter of 2018, compared to an operating loss of $16 million on net sales of $69 million for the third quarter of 2017.

CVR Partners’ fertilizer facilities produced a combined 212,000 tons of ammonia during the third quarter of 2018, of which 63,000 net tons were available for sale while the rest was upgraded to other fertilizer products, including 338,000 tons of UAN. In the 2017 third quarter, the fertilizer facilities produced 181,000 tons of ammonia, of which 46,000 net tons were available for sale while the remainder was upgraded to other fertilizer products, including 307,000 tons of UAN.

Cash, Debt and Dividend

Consolidated cash and cash equivalents was $702 million at Sep 30, 2018. Consolidated total debt was $1,168 million at Sep 30, 2018. The company had no debt exclusive of CVR Refining’s and CVR Partners’ debt.

CVR Energy also announced a third quarter 2018 cash dividend of 75 cents per share. The dividend, as declared by CVR Energy’s Board of Directors, will be paid on Nov. 12, 2018, to stockholders of record on Nov. 5, 2018. CVR Energy’s third quarter cash dividend brings the cumulative cash dividends paid or declared for the first nine months of 2018 to $2.00 per share.

Today, CVR Refining announced a 2018 third quarter cash distribution of 90 cents per common unit. CVR Partners announced that it will not pay a cash distribution for the 2018 third quarter.

Third Quarter 2018 Earnings Conference Call

CVR Energy previously announced that it will host its third quarter 2018 Earnings Conference Call on Thursday, Oct. 25, at 3 p.m. Eastern. The Earnings Conference Call may also include discussion of company developments, forward-looking information and other material information about business and financial matters.

The third quarter 2018 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Energy’s website at www.CVREnergy.com. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8291. The webcast will be archived and available through Nov. 8 at https://edge.media-server.com/m6/p/m5j97b6c. A repeat of the call can be accessed through Nov. 8 by dialing (877) 660-6853, conference ID 13683849.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: crude oil differentials or spreads; RINs, crude oil, feedstock and product prices; distributions and operating performance of CVR Refining and CVR Partners; reserves; improved market conditions; global demand; ammonia and UAN pricing; fourth quarter performance including throughput, production, direct operating expenses, capital spending and depreciation; safe and reliable operations; favorable product margins; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) price volatility of crude oil, other feedstocks and refined products; the ability of CVR Refining and CVR Partners to make cash distributions; potential operating hazards; costs of compliance with existing, or compliance with new, laws and regulations and potential liabilities arising therefrom; impacts of planting season on CVR Partners; general economic and business conditions; and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries through its holdings in two limited partnerships, CVR Refining, LP and CVR Partners, LP. CVR Energy and its subsidiaries serve as the general partner and own 81 percent of the common units of CVR Refining and CVR Energy subsidiaries serve as the general partner and own 34 percent of the common units of CVR Partners.

For further information, please contact:

Investor Contact:
Jay Finks
CVR Energy, Inc.
(281) 207-3588
InvestorRelations@CVREnergy.com

Media Relations:
Brandee Stephens
CVR Energy, Inc.
(281) 207-3516
MediaRelations@CVREnergy.com

CVR Energy, Inc.

Financial and Operational Data (all information in this release is unaudited other than the balance sheet data as of December 31, 2017).

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2018	2017	2018	2017
Consolidated Statement of Operations Data:
Net sales	$1,935	$1,454	$5,386	$4,395
Operating costs and expenses:
Cost of materials and other	1,561	1,133	4,370	3,582
Direct operating expenses (1)	121	160	394	422
Depreciation and amortization	49	51	151	152
Cost of sales	1,731	1,344	4,915	4,156
Selling, general and administrative expenses (1)	28	27	83	82
Depreciation and amortization	2	3	8	7
Loss on asset disposals	—	1	5	2
Operating income	174	79	375	148
Interest expense, net	(26)	(28)	(79)	(81)
Gain (loss) on derivatives, net	5	(17)	75	(5)
Other income, net	3	—	6	—
Income before income tax expense	156	34	377	62
Income tax expense	35	9	73	18
Net income	121	25	304	44
Less: Net income attributable to noncontrolling interest	31	3	97	10
Net income attributable to CVR Energy stockholders	$90	$22	$207	$34

Basic and diluted earnings per share	$0.94	$0.26	$2.31	$0.39
Dividends declared per share	$0.75	$0.50	$2.00	$1.50

Adjusted EBITDA*	$172	$91	$361	$209
Adjusted net income (loss) *	91	32	170	52
Adjusted net income (loss) per diluted share *	0.95	0.37	1.89	0.60

Weighted-average common shares outstanding - basic and diluted	95.8	86.8	89.8	86.8
______________________________
* See “Use of Non-GAAP Financial Measures” below.

(1)	Direct operating expenses and selling, general and administrative expenses for the three and nine months ended September 30, 2018 and 2017 are shown exclusive of depreciation and amortization.

(In millions)	As of September 30, 2018	As of December 31, 2017
Balance Sheet Data:
Cash and cash equivalents	$702	$482
Working capital	786	550
Total assets	4,002	3,807
Total debt, including current portion	1,168	1,166
Total CVR stockholders’ equity	1,239	919

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2018	2017	2018	2017
Cash Flow Data:
Net cash flow provided by (used in):
Operating activities	$290	$85	$519	$327
Investing activities	(26)	(22)	(67)	(81)
Financing activities	(96)	(44)	(232)	(133)
Net increase in cash and cash equivalents	$168	$19	$220	$113

Segment Information

Our operations are organized into two reportable segments, Petroleum and Nitrogen Fertilizer. Our operations that are not included in the Petroleum and Nitrogen Fertilizer segments are included in the Corporate and Other segment (along with elimination of intersegment transactions). The Petroleum segment is operated by CVR Refining, LP (“CVR Refining”), in which we own a majority interest as well as serve as the general partner. The Petroleum segment includes the operations of the Coffeyville, Kansas and Wynnewood, Oklahoma refineries along with the crude oil gathering and pipeline systems. Detailed operating results for the Petroleum segment for the three and nine months ended September 30, 2018 are included in CVR Refining’s press release dated October 24, 2018. The Nitrogen Fertilizer segment is operated by CVR Partners, LP (“CVR Partners”), in which we own approximately 34% of the common units as of September 30, 2018 and serve as the general partner. The Nitrogen Fertilizer segment consists of nitrogen fertilizer manufacturing facilities located in Coffeyville, Kansas and East Dubuque, Illinois. Detailed operating results for the Nitrogen Fertilizer segment for the three and nine months ended September 30, 2018 are included in CVR Partners’ press release dated October 24, 2018.

(In millions)	Petroleum (CVR Refining)	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
Three Months Ended September 30, 2018
Net sales	$1,857	$80	$(2)	$1,935
Cost of materials and other	1,544	19	(2)	1,561
Direct operating expenses	85	35	1	121
Selling, general and administrative	18	7	3	28
Depreciation and amortization	34	16	1	51
Loss on asset disposals	—	—	—	—
Operating income (loss)	$176	$3	$(5)	$174

Capital expenditures	$18	$6	$2	$26

(In millions)	Petroleum (CVR Refining)	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
Nine Months Ended September 30, 2018
Net sales	$5,139	$253	$(6)	$5,386
Cost of materials and other	4,315	61	(6)	4,370
Direct operating expenses	272	121	1	394
Selling, general and administrative	56	19	8	83
Depreciation and amortization	101	53	5	159
Loss on asset disposals	5	—	—	5
Operating income (loss)	$390	$(1)	$(14)	$375

Capital expenditures	$50	$15	$3	$68

(In millions)	Petroleum (CVR Refining)	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
Three Months Ended September 30, 2017
Net sales	$1,386	$69	$(1)	$1,454
Cost of materials and other	1,114	20	(1)	1,133
Direct operating expenses	120	40	—	160
Selling, general and administrative	19	5	3	27
Depreciation and amortization	33	20	1	54
Loss on asset disposals	1	—	—	1
Operating income (loss)	$99	$(16)	$(4)	$79

Capital expenditures	$19	$3	$1	$23

(In millions)	Petroleum (CVR Refining)	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
Nine Months Ended September 30, 2017
Net sales	$4,148	$253	$(6)	$4,395
Cost of materials and other	3,524	63	(5)	3,582
Direct operating expenses	308	114	—	422
Selling, general and administrative	58	19	5	82
Depreciation and amortization	100	55	4	159
Loss on asset disposals	1	—	1	2
Operating income (loss)	$157	$2	$(11)	$148

Capital expenditures	$66	$11	$3	$80

(In millions)	Petroleum (CVR Refining)	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
September 30, 2018
Cash and cash equivalents	$398	$61	$243	$702
Total assets	2,505	1,219	278	4,002
Total debt, including current portion	539	628	1	1,168

December 31, 2017
Cash and cash equivalents	$174	$49	$259	$482
Total assets	2,270	1,234	303	3,807
Total debt, including current portion	541	626	—	1,166

Petroleum Segment Operating Data

The following tables set forth information about our consolidated Petroleum segment operated by CVR Refining, of which we own a majority interest and serve as the general partner. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below. Additional discussion of operating results for the Petroleum segment for the three and nine months ended September 30, 2018 are included in CVR Refining’s press release dated October 24, 2018.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2018	2017	2018	2017
Petroleum Segment Summary Financial Results:
Net sales	$1,857	$1,386	$5,139	$4,148
Operating costs and expenses:
Cost of materials and other	1,544	1,114	4,315	3,524
Direct operating expenses (1)	85	120	272	308
Depreciation and amortization	33	32	98	97
Cost of sales	1,662	1,266	4,685	3,929
Selling, general and administrative expenses (1)	18	19	56	58
Depreciation and amortization	1	1	3	3
Loss on asset disposals	—	1	5	1
Operating income	176	99	390	157
Interest expense, net	(10)	(12)	(32)	(34)
Gain (loss) on derivatives, net	5	(17)	75	(5)
Other income, net	3	—	6	—
Net income	$174	$70	$439	$118

Refining margin*	$313	$272	$824	$624
Refining margin adjusted for FIFO impact*	310	257	779	625
Adjusted Petroleum EBITDA*	221	139	494	296
______________________________
* See “Use of Non-GAAP Financial Measures” below.

(1)	Direct operating expense and selling, general and administrative expenses for the three and nine months ended September 30, 2018 and 2017 are shown exclusive of depreciation and amortization.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In dollars per total throughput barrel)	2018	2017	2018	2017
Petroleum Segment Key Operating Statistics:
Gross profit	$9.70	$6.07	$7.99	$3.61
Refining margin*	$15.54	$13.81	$14.50	$10.32
FIFO impact, (favorable) unfavorable	$(0.13)	$(0.76)	$(0.79)	$0.01
Refining margin adjusted for FIFO impact*	$15.41	$13.05	$13.71	$10.33
Direct operating expenses and major turnaround expenses	$4.23	$6.12	$4.79	$5.11
Direct operating expenses excluding major turnaround expenses	$4.17	$5.02	$4.77	$4.49
______________________________
* See “Use of Non-GAAP Financial Measures” below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Market Indicators (dollars per barrel):
West Texas Intermediate (WTI) NYMEX	$69.43	$48.20	$66.79	$49.36
Crude Oil Differentials:
WTI less WTS (light/medium sour)	14.26	0.97	8.14	1.15
WTI less WCS (heavy sour)	27.76	10.48	23.77	11.42
WTI less condensate	0.37	0.12	0.40	0.12
Midland Cushing Differential	14.33	0.79	7.69	0.54
NYMEX Crack Spreads:
Gasoline	16.96	20.42	17.69	17.74
Heating Oil	22.03	21.05	21.59	17.24
NYMEX 2-1-1 Crack Spread	19.50	20.73	19.64	17.49
PADD II Group 3 Basis:
Gasoline	(0.13)	(1.18)	(2.16)	(2.37)
Ultra Low Sulfur Diesel	0.89	0.85	0.08	(0.44)
PADD II Group 3 Product Crack Spread:
Gasoline	16.83	19.23	15.53	15.37
Ultra Low Sulfur Diesel	22.92	21.90	21.67	16.80
PADD II Group 3 2-1-1	19.88	20.57	18.60	16.09

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018		2017		2018		2017
Petroleum Segment Summary		%		%		%		%
Refining Throughput and Production Data (bpd):
Throughput:
Condensate	8,425	3.8	1	—	13,156	6.3	2,893	1.3
Sweet	193,727	88.5	196,341	91.9	179,964	86.5	195,857	88.5
Heavy sour	6,746	3.1	6,751	3.2	4,518	2.2	11,643	5.3
Total crude oil throughput	208,898	95.4	203,093	95.1	197,638	95.0	210,393	95.1
All other feedstocks and blendstocks	10,008	4.6	10,513	4.9	10,454	5.0	10,943	4.9
Total throughput	218,906	100.0	213,606	100.0	208,092	100.0	221,336	100.0
Production:
Gasoline	111,087	50.8	105,712	49.5	103,258	49.6	112,268	50.6
Distillate	94,157	43.0	89,655	42.0	89,325	42.9	92,046	41.5
Other (excluding internally produced fuel)	13,497	6.2	18,107	8.5	15,486	7.5	17,385	7.9
Total refining production (excluding internally produced fuel)	218,741	100.0	213,474	100.0	208,069	100.0	221,699	100.0

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018		2017		2018		2017
		%		%		%		%
Coffeyville Refinery Throughput and Production Data (bpd):
Throughput:
Condensate	273	0.2	1	—	6,448	5.1	2,893	2.1
Sweet	127,792	90.3	121,709	89.6	109,937	86.4	116,468	83.7
Heavy sour	6,746	4.8	6,751	5.0	4,518	3.6	11,643	8.4
Total crude oil throughput	134,811	95.3	128,461	94.6	120,903	95.1	131,004	94.2
All other feedstocks and blendstocks	6,664	4.7	7,415	5.4	6,238	4.9	8,124	5.8
Total throughput	141,475	100.0	135,876	100.0	127,141	100.0	139,128	100.0
Production:
Gasoline	72,337	50.7	67,598	49.1	62,543	48.7	70,697	50.1
Distillate	60,521	42.4	57,654	41.9	54,914	42.7	58,927	41.7
Other (excluding internally produced fuel)	9,900	6.9	12,355	9.0	11,066	8.6	11,619	8.2
Total refining production (excluding internally produced fuel)	142,758	100.0	137,607	100.0	128,523	100.0	141,243	100.0

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018		2017		2018		2017
		%		%		%		%
Wynnewood Refinery Throughput and Production Data (bpd):
Throughput:
Condensate	8,152	10.5	—	—	6,708	8.3	—	—
Sweet	65,936	85.2	74,632	96.0	70,026	86.5	79,389	96.6
Total crude oil throughput	74,088	95.7	74,632	96.0	76,734	94.8	79,389	96.6
All other feedstocks and blendstocks	3,344	4.3	3,098	4.0	4,216	5.2	2,819	3.4
Total throughput	77,432	100.0	77,730	100.0	80,950	100.0	82,208	100.0
Production:
Gasoline	38,750	51.0	38,114	50.2	40,715	51.2	41,571	51.6
Distillate	33,636	44.3	32,001	42.2	34,411	43.2	33,119	41.2
Other (excluding internally produced fuel)	3,597	4.7	5,752	7.6	4,420	5.6	5,766	7.2
Total refining production (excluding internally produced fuel)	75,983	100.0	75,867	100.0	79,546	100.0	80,456	100.0

Nitrogen Fertilizer Segment Operating Data

The following tables set forth information about the Nitrogen Fertilizer segment operated by CVR Partners, of which we own approximately 34% of the common units as of September 30, 2018 and serve as the general partner. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below. Additional discussion of operating results for the Nitrogen Fertilizer segment for the three and nine months ended September 30, 2018 are included in CVR Partners’ press release dated October 24, 2018.

	Three Months Ended September 30,			Nine Months Ended September 30,
(In millions)	2018	2017		2018	2017
Nitrogen Fertilizer Segment Business Financial Results:
Net sales	$80	$69		$253	$253
Cost of materials and other	19	20		61	63
Direct operating expenses(1)	35	40		121	114
Depreciation and amortization	16	20		53	55
Cost of sales	70	80		235	232
Selling, general and administrative expenses	7	5		19	19
Loss on asset disposals	—	—	0	—	—
Operating income (loss)	3	(16)		(1)	2
Interest expense, net	(16)	(16)		(47)	(47)
Other income, net	—	—		—	—
Net loss	$(13)	$(32)		$(48)	$(45)

Adjusted Nitrogen Fertilizer EBITDA*	$19	$5		$58	$58

* See “Use of Non-GAAP Financial Measures” below.

(1)	Direct operating expenses for the three and nine months ended September 30, 2018 and 2017 are shown exclusive of depreciation and amortization.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Nitrogen Fertilizer Segment Key Operating Statistics:

Consolidated sales (thousand tons):
Ammonia	38	65	156	202
UAN	310	299	925	952

Consolidated product pricing at gate (dollars per ton) (1):
Ammonia	$297	$214	$329	$287
UAN	$170	$138	$169	$158

Consolidated production volume (thousand tons):
Ammonia (gross produced) (2)	212	181	584	615
Ammonia (net available for sale) (2)	63	46	187	204
UAN	338	307	919	962

Feedstock:
Petroleum coke used in production (thousand tons)	117	114	325	371
Petroleum coke used in production (dollars per ton)	$26	$18	$23	$18
Natural gas used in production (thousands of MMBtus)(3)	2,118	1,555	5,933	5,781
Natural gas used in production (dollars per MMBtu)(3)	$3.03	$3.12	$3.01	$3.25
Natural gas in cost of materials and other (thousands of MMBtus)(3)	1,439	1,935	5,268	5,898
Natural gas in cost of materials and other (dollars per MMBtu)(3)	$2.98	$3.15	$3.03	$3.30

Coffeyville Facility on-stream factor (4):
Gasification	100%	96%	91%	98%
Ammonia	100%	94%	90%	97%
UAN	97%	94%	88%	93%

East Dubuque Facility on-stream factors (4):
Ammonia	99%	76%	93%	92%
UAN	98%	77%	93%	92%

Market Indicators:
Ammonia — Southern Plains (dollars per ton)	$337	$238	$354	$314
Ammonia — Corn belt (dollars per ton)	$398	$303	$407	$364
UAN — Corn belt (dollars per ton)	$203	$165	$208	$192
Natural gas NYMEX (dollars per MMBtu)	$2.87	$2.95	$2.85	$3.05

(1)
Product pricing at gate represents net sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.

(2)
Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent the ammonia available for sale that was not upgraded into other fertilizer products.

(3)	The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense (exclusive of depreciation and amortization).

(4)	On-stream factor is the total number of hours operated divided by the total number of hours in the reporting period and is included as a measure of operating efficiency.

Use of Non-GAAP Financial Measures

Our management uses certain non-GAAP performance measures to evaluate past performance and prospects for the future to supplement our GAAP financial information presented in accordance with U.S. GAAP. These non-GAAP financial measures are important factors in assessing our operating results and profitability and include performance and liquidity measures along with certain key operating metrics.

Performance and Liquidity Measures

We use the following performance and liquidity measures:

EBITDA and Adjusted EBITDA. EBITDA represents net income attributable to CVR Energy stockholders before consolidated (i) interest expense and other financing costs, net of interest income; (ii) income tax expense (benefit); and (iii) depreciation and amortization, less the portion of these adjustments attributable to noncontrolling interest. Adjusted EBITDA represents EBITDA adjusted for consolidated (i) FIFO impact (favorable) unfavorable; (ii) major turnaround expenses (that many of our competitors capitalize and thereby exclude from their measures of EBITDA and adjusted EBITDA); (iii) (gain) loss on derivatives, net; and (iv) current period settlements on derivative contracts. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be substituted for net income or cash flow from operations. We believe that EBITDA and Adjusted EBITDA enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in reviewing our overall financial, operational and economic performance. EBITDA and Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently. EBITDA and Adjusted EBITDA represent EBITDA and Adjusted EBITDA that is attributable to CVR Energy stockholders.

Adjusted net income (loss) is not a recognized term under GAAP and should not be substituted for net income as a measure of our performance, but rather should be utilized as a supplemental measure of financial performance in evaluating our business. Management believes that adjusted net income (loss) provides relevant and useful information that enables external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance. Adjusted net income (loss) per diluted share represents adjusted net income (loss) divided by the weighted-average diluted shares outstanding. Adjusted net income (loss) represents net income, as adjusted, that is attributable to CVR Energy stockholders.

Petroleum EBITDA. EBITDA is a performance measure representing net income before (i) interest expense and other financing costs, net of interest income, (ii) income tax expense and (iii) depreciation and amortization.

Petroleum Adjusted EBITDA. Adjusted EBITDA is a performance measure representing EBITDA adjusted for (i) (favorable) unfavorable FIFO impacts associated with our crude oil and refined product inventories, (ii) major turnaround expenses (that many of our competitors capitalize and thereby exclude from their measures of EBITDA and adjusted EBITDA), (iii) (gain) loss on derivatives, net and (iv) current period settlements on derivative contracts. Adjusted EBITDA represents the starting point for determining available cash for distribution. Refer to discussion below for the Refining margin, adjusted for FIFO impact non-GAAP measure for discussion of why management adjusted for the FIFO impact of our inventories. We exclude major turnaround expenses because these amounts are required expenditures for our refineries, are not closely related to current period operations, and many of our peer companies capitalize these amounts thereby excluding these amounts from their EBITDA-related measures. For derivatives, we adjust EBITDA to exclude the unrealized or non-cash portion of our derivative gain or loss from our results in order to arrive at our starting point for available cash for distribution.

Nitrogen EBITDA. Nitrogen Fertilizer EBITDA represents nitrogen fertilizer net loss adjusted for (i) interest (income) expense; (ii) income tax expense; and (iii) depreciation and amortization expense. Adjusted Nitrogen Fertilizer EBITDA represents Nitrogen Fertilizer EBITDA adjusted for (i) major turnaround expenses, when applicable; (ii) gain or loss on extinguishment of debt; and (iii) business interruption insurance recovery, when applicable. We present Adjusted Nitrogen Fertilizer EBITDA because we have found it helpful to consider an operating measure that excludes expenses, such as major turnaround expense, gain or loss on extinguishment of debt, loss on disposition of assets, and business interruption insurance recovery, relating to transactions not reflective of CVR Partner’s core operations.

Nitrogen Adjusted EBITDA. We also present Adjusted Nitrogen Fertilizer EBITDA because it is the starting point for calculating CVR Partner’s available cash for distribution. Adjusted Nitrogen Fertilizer EBITDA is not a recognized term under GAAP and should not be substituted for net loss as a measure of performance. We believe that Nitrogen Fertilizer EBITDA and Adjusted Nitrogen Fertilizer EBITDA enable investors and analysts to better understand CVR Partner’s ability to make distributions to its common unitholders, help investors and analysts evaluate its ongoing operating results and allow for greater transparency in reviewing our overall financial, operational and economic performance by allowing investors to evaluate the same information used by management. Nitrogen Fertilizer EBITDA and Adjusted Nitrogen Fertilizer EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently.

Refining margin. This performance measure represents the difference between net sales and cost of materials and other as reported on our Condensed Consolidated Statements of Operations.

Refining margin, adjusted for FIFO impact. This performance measure represents our refining margin adjusted to exclude the impact of price changes in our crude oil and refined products inventories. Under our FIFO accounting method for crude oil and refined products, changes in crude oil prices can cause fluctuations in the inventory valuation of our raw material, work in process and finished good inventories, thereby resulting in a favorable FIFO impact when crude oil prices increase and an unfavorable FIFO impact when crude oil prices decrease. In periods of significant price volatility, these price changes have a significant impact on the valuation on our inventories and thus our results.

Available cash for distribution. This performance and liquidity measure is equal to Adjusted EBITDA reduced for cash needed for (i) debt service, (ii) reserves for environmental and maintenance capital expenditures, (iii) reserves for major turnaround expenses and, to the extent applicable, (iv) reserves for future operating or capital needs that the board of directors of our general partner deems necessary or appropriate, if any. Available cash for distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the board of directors of our general partner.

Operating Metrics

During the second quarter of 2018, we changed the metrics discussed below from a crude oil throughput barrel basis to a total throughput barrel basis. Prior period information has been revised to conform to current presentation.

Refining margin and refining margin adjusted for FIFO impact per total throughput barrel. For both refining margin and refining margin adjusted for FIFO impact, we present these measures on a per total throughput barrel basis. In order to calculate these non-GAAP operating metrics, we utilize the total dollar figures for refining margin and refining margin adjusted for FIFO impact, as derived above and divide by the applicable number of total throughput barrels for the period.

Direct operating expenses, excluding major turnaround expenses, per total throughput barrel. We provide this performance measure to exclude major turnaround expenses from the reported amounts of direct operating expense during a given period. Major turnaround expenses are not directly correlated to our current period operations and thus excluding them provides investors and analysts with the current period cost, exclusive of depreciation and amortization, we incur to convert a barrel of crude oil into refined product.

We present these measures because we believe they may help investors, analysts, lenders and ratings agencies analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including but not limited to our operating performance as compared to other publicly traded companies in the refining industry, without regard to historical cost basis or financing methods and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures.

A reconciliation of net income attributable to CVR Energy stockholders to EBITDA and EBITDA to Adjusted EBITDA for the three and nine months ended September 30, 2018 and 2017 is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2018	2017	2018	2017
Net income attributable to CVR Energy stockholders	$90	$22	$207	$34
Add:
Interest expense, net	26	28	79	81
Income tax expense	35	9	73	18
Depreciation and amortization	51	54	159	159
Adjustments attributable to noncontrolling interest	(31)	(38)	(107)	(113)
EBITDA	171	75	411	179
Add:
FIFO impact, (favorable) unfavorable	(3)	(15)	(45)	1
Major turnaround expenses	1	24	7	39
Loss on derivatives, net	(5)	17	(75)	5
Current period settlement on derivative contracts (1)	10	—	41	1
Insurance recovery - business interruption	—	(1)	—	(1)
Adjustments attributable to noncontrolling interest	(2)	(9)	22	(15)
Adjusted EBITDA	$172	$91	$361	$209

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per share data)	2018	2017	2018	2017
Reconciliation of Income before income tax expense to Adjusted Net Income:
Income before income tax expense	$156	$34	$377	$62
Adjustments:
FIFO impact, (favorable) unfavorable	(3)	(15)	(45)	1
Major turnaround expenses	1	24	7	39
Gain on derivatives, net	(5)	17	(75)	5
Current period settlement on derivative contracts (1)	10	—	41	1
Insurance recovery - business interruption	—	(1)	—	(1)
Adjusted net income before income tax expense and noncontrolling interest	159	59	305	107
Adjusted net income attributed to noncontrolling interest	(32)	(12)	(75)	(26)
Income tax expense, as adjusted	(36)	(15)	(60)	(29)
Adjusted net income	$91	$32	$170	$52

Adjusted net income per diluted share	$0.95	$0.37	$1.89	$0.60

We have changed our metrics in the second quarter of 2018 from a crude oil throughput barrel basis to a total throughput barrel basis, and we have revised the historical information for the corresponding period of the prior fiscal year from to reflect this change in metrics.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2018	2017	2018	2017
Petroleum Segment:
Petroleum net income	$174	$70	$439	$118
Add:
Interest expense, net	10	12	32	34
Depreciation and amortization	34	33	101	100
Petroleum EBITDA	218	115	572	252
Add:
FIFO impact, (favorable) unfavorable	(3)	(15)	(45)	1
Major turnaround expenses	1	22	1	37
Loss on derivatives, net	(5)	17	(75)	5
Current period settlements on derivative contracts (1)	10	—	41	1
Adjusted Petroleum EBITDA	$221	$139	$494	$296

(1)
Represents the portion of gain on derivatives, net related to contracts that matured during the respective periods and settled with counterparties. There are no premiums paid or received at inception of the derivative contracts. Upon settlement there is no cost recovery associated with these contracts.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2018	2017	2018	2017
Net sales	$1,857	$1,386	$5,139	$4,148
Cost of materials and other	1,544	1,114	4,315	3,524
Direct operating expenses (exclusive of depreciation and amortization as reflected below)	85	120	272	308
Depreciation and amortization	33	32	98	97
Gross profit	195	120	454	219
Add:
Direct operating expenses (exclusive of depreciation and amortization as reflected below)	85	120	272	308
Depreciation and amortization	33	32	98	97
Refining margin	313	272	824	624
FIFO impact, (favorable) unfavorable	(3)	(15)	(45)	1
Refining margin adjusted for FIFO impact	$310	$257	$779	$625

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Total throughput barrels per day	218,906	213,606	208,092	221,336
Days in the period	92	92	273	273
Total throughput barrels	20,139,352	19,651,752	56,809,116	60,424,728

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
	(in millions, except for $ per barrel data)
Refining margin	$313	$272	$824	$624
Divided by: total throughput barrels	20	20	57	60
Refining margin per total throughput barrel	$15.54	$13.81	$14.50	$10.32

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except for per throughput barrel data)	2018	2017	2018	2017
Refining margin adjusted for FIFO impact	$310	$257	$779	$625
Divided by: total throughput barrels	20	20	57	60
Refining margin adjusted for FIFO impact per total throughput barrel	$15.41	$13.05	$13.71	$10.33

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except for per throughput barrel data)	2018	2017	2018	2017
Direct operating expenses (exclusive of depreciation and amortization)	$85	$120	$272	$308
Major turnaround expenses	1	22	1	37
Direct operating expenses (1)	84	98	271	271
Divided by: total throughput barrels	20	20	57	60
Direct operating expenses, excluding major turnaround expenses, per total throughput barrel	$4.17	$5.02	$4.77	$4.49

(1)	Direct operating expenses are shown exclusive of depreciation and amortization and major turnaround expenses.

A reconciliation of net income (loss) to EBITDA and EBITDA to Adjusted EBITDA for the Nitrogen Fertilizer segment for the three and nine months ended September 30, 2018 and 2017 is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2018	2017	2018	2017
Nitrogen Fertilizer:
Nitrogen fertilizer net loss	$(13)	$(32)	$(48)	$(45)
Add:
Interest expense, net	16	16	47	47
Depreciation and amortization	16	20	53	55
Nitrogen Fertilizer EBITDA	19	4	52	57
Add:
Major turnaround expenses	—	2	6	2
Insurance recovery - business interruption	—	(1)	—	(1)
Adjusted Nitrogen Fertilizer EBITDA	$19	$5	$58	$58